UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2019
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 5, 2019, the compensation committee of the board of directors of NanoString Technologies, Inc. (the “Company”) approved 2018 non-equity incentive plan compensation and 2019 base salaries for each of the Company’s named executive officers. For additional information, please see the section captioned “Executive Compensation” of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on April 26, 2018.

Named Executive Officer	Title	2018 Non-Equity Plan Compensation	2019 Base Salary
R. Bradley Gray	President and Chief Executive Officer	$624,325	$600,000
K. Thomas Bailey	Chief Financial Officer	270,000	415,000
Joseph M. Beechem	Senior Vice President, Research and Development	231,000	395,000
J. Chad Brown	Senior Vice President, Sales and Marketing	255,500	395,000
Messrs. Gray, Bailey, Beechem and Brown are eligible to receive bonuses under the Company’s 2019 non-equity incentive plan targeted at 85%, 50%, 50% and 50%, respectively, of their base salary. Mr. Gray’s bonus is based solely on corporate goals. The bonus for Messrs. Bailey and Beechem is based 75% on corporate goals and 25% on individual goals. The bonus for Mr. Brown is based 50% on corporate goals and 50% on individual goals. The 2019 corporate goals include achieving product and service revenue and growth targets; launching the GeoMx DSP product platform on a commercial basis; advancing development of new products, such as the LymphMark™ assay and Hyb & Seq™ technology; and achievement of cash position goals and other financial targets.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	March 7, 2019	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer